                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

  SUBSIDIARY NAME                         STATE OF INCORPORATION           % OWNED
  ---------------                         ----------------------           -------
Associated Pharmacies, Inc. (inactive)            Arkansas                  100%

VC Services, Inc.                                 Minnesota                 100%

Pharmaceutical Buyers, Inc.                       Arkansas                   70%

Jaron, Inc.                                       Florida                   100%

D & K Receivables Corporation                     Delaware                  100%

Jewett Drug Co.                                   South Dakota              100%

Tykon, Inc.                                       Wisconsin                 100%

Southwest Computer Systems, Inc.                  Arkansas                  100%
      (inactive)

U.P.C., Inc. (inactive)                           Minnesota                 100%

Diversified Healthcare, LLC                       Kentucky                  100%



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